SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 30, 2007

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2007, Stephen K. Bannon was appointed as a Director of the Company.  Mr. Bannon, as Chairman of the Company, shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

Since November, 2006, Mr. Bannon, 53, served as the Chairman of the Board of Directors of Veritas Solutions, Inc.  Mr. Bannon has over 20 years experience working with emerging growth companies.  Mr. Bannon served as the CEO of AVMC from May 2004 until its acquisition in March 2005 by Genius Products, Inc., one of the fastest growing companies in the entertainment industry.  Since that time, Mr. Bannon has served as Chairman of the Board of Genius Products, Inc.  Since February 2006, Mr. Bannon served as Vice Chairman of the Board of IGE, a service provider of the multiplayer game industry.  From April 2002 to December 2003, Mr. Bannon served as the head of Strategic Advisory Services for The Firm, a leading talent management company in the entertainment and media industries. Mr. Bannon served as a managing director and head of media and entertainment investment banking at Jefferies & Company, Inc., an institutional brokerage and investment bank for middle market growth companies, from July 2000 to April 2002. He served as the Chief Executive Officer of Bannon & Co., Inc., an investment banking firm specializing in the entertainment, media and communications industries, from April 1990 to July 1998.  In July 1998, Bannon & Company was sold to Société Generalé and Mr. Bannon became head of The Media and Entertainment Group as part of this transaction.   Mr. Bannon began his investment banking career in 1984 with Goldman Sachs & Co. where he worked as a Mergers and Acquisitions investment banker until 1990.  Mr. Bannon has a Masters of Arts from Georgetown University and an MBA from Harvard Business School where he graduated with honors.  Mr. Bannon was a Naval Officer for seven years from 1976-1983 including four years of sea-duty aboard the USS Paul F. Foster “DD964.”  Mr. Bannon was awarded the Navy Expedition Medal in 1981 for service in the Persian Gulf during the Iranian Hostage Crisis.

Mr. Bannon is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

On October 30, 2007, Clayton Shelver was appointed as a Director of the Company.  Mr. Shelver, as Director of the Company, shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

Mr. Shelver, 41, has been the Chief Executive Officer of the Company since August 28, 2007.  Since November 2006, Mr. Shelver has served as the Chief Executive Officer and a director of Veritas Solutions, Inc. and was the co-founder and Chief Executive Officer of Secure Asset Reporting Services, Inc. (“Secure Asset”) from November 2001 until its acquisition by Veritas Solutions, Inc. in 2006.  Mr. Shelver has extensive experience in information technology and remote data communications and has been in the marine transportation business for over 18 years.  Before founding Secure Asset, Mr. Shelver worked at Yukon Fuel Company (now part of Crowley Marine Services) from August 1996 to November 2001, serving as Vice President and Assistant General Manager. He was responsible for the ISO 9002 Quality Assurance Program, information technology department, mergers and acquisitions and the development of what is now the tracking system for equipment, inventory and freight status.   Prior to Yukon Fuel, Mr. Shelver was Traffic and IT Manager for Yutana Barge Lines in Alaska. He reengineered the entire billing systems and designed and implemented the current information technology infrastructure which included a 15-node wide area network throughout the state and abroad. Mr. Shelver also assisted with writing the first state-approved spill prevention and contingency plan, as well as the spill prevention plans for a major carrier on the Columbia River.  Mr. Shelver received a B.A. degree and an M.B.A. from the University of Washington.  Mr. Shelver also graduated from the U.S. Army Signal School Officer Basic Course and served as Commanding Officer for FEMA’s Region X Communication Detachment.  His licenses and certificates include FAA multi-engine pilot’s license, USCG tankerman’s license, DOT Class A drivers license with tanker endorsement and a Microsoft Certified System Engineer.

Mr. Shelver is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company.  Mr. Shelver is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

Earnest Mathis resigned as a Director of the Company, effective October 31, 2007.  Mr. Mathis has decided to resign for personal reasons, which do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

Judy Henry resigned from the Interim Chief Financial Officer (“CFO”) position of SARS, effective October 31, 2007.  Ms. Henry has decided to resign for personal reasons, which do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

On November 1, 2007, Alan Chaffee, was appointed as the Interim CFO of the Company.  Mr. Chaffee, as Interim CFO of the Company, shall serve as such until the earlier of (i) his resignation as CFO, (ii) appointment of his successor or (iii) his termination as CFO.

Mr. Chaffee, 42, has over 15 years of professional experience in public accounting and private industry.   Mr. Chaffee is a CPA and, since 2002, has been the Managing Partner at Goff Chaffee Geddes, PLLC (“GCG”), a CFO consulting firm.  As a CFO consultant, Mr. Chaffee has assisted development stage companies make the transition to public companies.  He has also assisted $1B companies meet their SEC reporting and Sarbanes-Oxley requirements.  Prior to joining GCG, Mr. Chaffee held positions as both CFO and COO for middle market aerospace companies.  In 1992, Mr. Chaffee earned a BS in Business and Accounting from the University of Oregon.

Mr. Chaffee is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company.  Mr. Chaffee is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four (4) days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007

SARS CORPORATION

By:	/s/ Clayton Shelver
Clayton Shelver Chief Executive Officer